EX-99.906CERT

                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

I, Bryan Calder, Executive Vice President of US Bank, the Owner Trustee of College and University Facility Loan Trust Two (the "Registrant"), hereby certifies that:

    1. the Registrant's report on Form N-CSR (the "Report") for the period ended May 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  August 24, 2004
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By:    /s/ Bryan Calder
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       Executive Vice President


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report filed with the Commission.